                                                                     Exhibit 1.2
                                                                     -----------

                                COMDISCO, INC.
                           (A Delaware Corporation)

                            SENIOR DEBT SECURITIES

                                                               July 22, 1998

                                TERMS AGREEMENT


To:  COMDISCO, INC.
     6111 North River Road
     Rosemont, Illinois  60018

     Re:     Underwriting Agreement dated July 22, 1998

                            Senior Debt Securities
                            ----------------------

Title of Senior Debt
 Securities:                 6.13% MandatOry Par Put Remarketed Securities(SM)
                             ("MOPPRS(SM)") due August 1, 2006.

Principal amount to be
 issued:                     $275,000,000

Current ratings:             Moody's Investors Service, Inc.:  Baa1
                             Standard & Poor's:  BBB+
                             Duff & Phelp Credit Rating Co.:  A-

Interest Rate to the
 Remarketing Date:           6.13% commencing July 27, 1998, payable
                             semiannually in arrears on the dates set forth below to holder of record on the preceding
                             January 15 and July 15, as the case may be.

Interest Payment Dates:      February 1 and August 1 of each year, commencing
                             February 1, 1999

Remarketing Date:            August 1, 2001

Base Rate:                   5.458%

Stated Maturity Date:        August 1, 2006

Purchase Price (include
accrued interest or
amortization, if any):       101.05%


-------------------
"MandatOry Par Put Remarketed Securities(SM) and "MOPPRS(SM)" are service owned by Merill Lynch & Co., Inc.

Initial Price to Public:          At varying prices related to the prevailing
                                  market prices at the time of the sale.

Form and Denomination:            Fully registered in denominations of $1,000
                                  and integral multiples thereof.

Redemption provisions:            Subject to repurchase or redemption only upon
                                  the terms set forth in the MOPPRS.

Sinking Fund requirements:        None

Defeasance Provisions:            The MOPPRS may not be defeased, purchased or
                                  otherwise acquired by the Company or its subsidiaries or affiliates other than in accordance with the provisions of the Remarketing Agreement to be dated as of July
                                  27, 1998 between the Company and Merrill
                                  Lynch, Pierce, Fenner & Smith Incorporated
                                  (the "Remarketing Agreement").

Other Provisions:                 The MOPPRS are Book-Entry Securities. The
                                  MOPPRS are subject to the Remarketing
                                  Agreement.

Delayed Delivery Contracts:       Not authorized

Stand-Off Term:                   Between the date hereof and the Closing Date.

Closing Date and location:        July 27, 1998, at 9 a.m. New York City time in
                                  the offices of McBride
                                  Baker & Coles, 500 West Madison Street,
                                  40th Floor, Chicago, Illinois 60661

Rating Agencies applicable        Moody's Investors Service, Inc.,
to Sections 4 and 9 of            Standard & Poor's
the Underwriting Agreement:       and Duff & Phelps Credit Rating Co.


Payment for the MOPPRS shall be made to the Company in same day funds payable to the order of the Company against acknowledgment of satisfactory notation of the Underwriter's interest in the Global Notes representing the MOPPRS by the Underwriters.

Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Securities set forth opposite its name:

                                                    Principal Amount
             Underwriter                               of MOPPRS
             -----------                               ---------

Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated....................  $ 55,000,000
BancAmerica Robertson Stephens......................  $ 55,000,000
Bear, Stearns & Co. Inc.............................  $ 55,000,000
Citicorp Securities, Inc............................  $ 55,000,000
Warburg Dillon Read LLC.............................  $ 55,000,000
                                                      ------------

                   Total:...........................  $275,000,000
                                                      ============

The following documents will be required on the Closing Date (as defined above):
Officers' Certificate pursuant to Section 4(c) of the Underwriting Agreement; Legal Opinion pursuant to Sections 4(b)(1) and (3) of the Underwriting Agreement; a Comfort Letter pursuant to Section 4(d) of the Underwriting Agreement and a Bring-down Comfort Letter pursuant to Section 4(e) of the Underwriting Agreement; and other documents pursuant to Section 4(f) of the Underwriting Agreement; provided, however, that the legal opinion provided pursuant to Section 4(b)(1) shall be modified to relate to the MOPPRS and shall contain the following additional opinion: The Remarketing Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by Merrill Lynch, Pierce, Fenner & Smith Incorporated, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, or other laws relating to or affecting creditors' rights generally, or by general principals of equity.

              [SIGNATURE PAGE FOR JULY 22, 1998 TERMS AGREEMENT]

MERRILL LYNCH, PIERCE FENNER & SMITH
                 INCORPORATED


By: /s/ Parker A. Weil
--------------------------------
Its:  Authorized Signatory


BANCAMERICA ROBERTSON STEPHENS


By: /s/ Dana R. Levenson
--------------------------------
Its:  Authorized Signatory


BEAR, STEARNS & CO. INC.


By: /s/ Jacques de St. Phalle
--------------------------------
Its:  Authorized Signatory


CITICORP SECURITIES, INC.


By: /s/ Chris Difotis
--------------------------------
Its:  Authorized Signatory


WARBURG DILLON READ LLC


By: /s/ Bruce J. Widas
--------------------------------
Its:  Authorized Signatory


Accepted:

COMDISCO, INC.


By: /s/ Edward A. Pacewicz
--------------------------------
Its:  Authorized Signatory